Exhibit 99.1

Ponce De Leon Federal Bank Announces Member Approval of the Plan of Reorganization and Charitable Foundation

BRONX, New York, September 19, 2017 (GlobeNewswire) —Ponce De Leon Federal Bank (the “Bank”) announced today that at a special meeting of the members of the Bank held on September 18, 2017, the members of the Bank approved the Bank’s Plan of Reorganization from a Mutual Bank to a Mutual Holding Company and Stock Issuance Plan, as amended (the “Plan of Reorganization”) pursuant to which the Bank will reorganize into the mutual holding company structure. The members of the Bank also approved the establishment and funding of the Ponce De Leon Foundation.

Steven A. Tsavaris, Chairman and Chief Executive Officer of the Bank said, “We are pleased by the results of the meeting and encouraged by the confidence expressed in us by our members.”

The number of shares to be sold in connection with the Plan of Reorganization will be based on a final appraisal and remains subject to receipt of final regulatory approvals. The Bank is currently processing orders and will provide further information at a future date.

This press release contains certain forward-looking statements about the reorganization and stock offering. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include delays in consummation of the offering, failure to receive required regulatory approvals, increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, and legislative and regulatory changes that could adversely affect the business in which the Bank is engaged.

A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission. This press release is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by means of the written prospectus forming part of the registration statement.

The shares of common stock are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

CONTACT: Frank Perez, Chief Financial Officer, Ponce De Leon Federal Bank, (718) 931-9000, frank.perez@poncebank.net.